Exhibit (a)(iv) under Form N-1A
                                            Exhibit 3(i) under Item 601/Reg. S-K


                          LIBERTY HIGH INCOME BOND FUND, INC.

                                ARTICLES SUPPLEMENTARY

      LIBERTY HIGH INCOME BOND FUND, INC., a Maryland corporation having its principal offices in Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies:

      FIRST: The Board of Directors hereby reclassifies 2,000,000,000 Select shares as 2,000,000,000 of the authorized but unissued shares of common stock of the Corporation as 2,000,000,000 shares of Class C Shares.

      SECOND: The shares of Common Stock reclassified hereby shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as set forth in Article FOUR, paragraph (b) of the Corporation's charter and shall be subject to all provisions of the charter relating to stock of the Corporation generally.

          THIRD: The stock has been reclassified by the Board of Directors under the authority contained in the charter of the Corporation.

      IN WITNESS WHEREOF, Liberty High Income Bond Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Assistant Secretary on July 29, 1994.

      The undersigned, Richard B. Fisher, President of the Corporation, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles Supplementary to be its corporate act and further certifies to the best of his knowledge, information and belief, that the matters and facts set forth herein with respect to the authorization and approval hereof are true in all material respects and that this statement is made under the penalties of perjury.

ATTEST:                 ............LIBERTY HIGH INCOME BOND
                        ............FUND, INC.



/S/ CHARLES H. FIELD    ............By:/S/ RICHARD B. FISHER
------------------------------         ---------------------------------
Charles H. Field        ............Richard B. Fisher
Assistant Secretary     ............      President